Exhibit 10.3.2


                SECOND AMENDMENT TO GLACIER WATER SERVICES, INC.
                         1994 STOCK COMPENSATION PROGRAM





1. Purpose. The purpose of this Second Amendment to Glacier Water Services, Inc. 1994 Stock Compensation Program (this "Amendment") is to modify certain provisions pursuant to which members of the Board of Directors of Glacier Water Services, Inc. may elect to receive Deferral Election Stock Options in lieu of cash director fees.

2. Definitions. Terms used in this Amendment and not defined herein shall have the meanings ascribed to them in the Glacier Water Services, Inc. 1994 Stock Compensation Program.

3. Vesting. The last sentence of Paragraph 3 of the 1994 Non-Employee Directors Stock Option Plan is amended by deleting the text "10 years" and replacing it with the text "five (5) years".

4. Date of the Amendment. This Second Amendment is dated September 17, 1996 and shall be effective for all Deferral Election Stock Options granted prior to the date hereof or granted hereafter.


              In WITNESS WHEREOF, the Company has caused this Amendment to be executed this 17th day of September, 1996.


                                                    GLACIER WATER SERVICES, INC.